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                                                                      EXHIBIT 11

                             MEDIQUAL SYSTEMS, INC.

                   STATEMENT RE: PRO FORMA EARNINGS PER SHARE
                                  (UNAUDITED)

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
                                                                 YEAR ENDED    THREE MONTHS ENDED
                                                                DECEMBER 31,       MARCH 31,
                                                                    1995              1996
                                                                ------------   ------------------
Net income (loss).............................................  $(1,757,178 )     $    471,503
Accretion of preferred stock dividends........................      294,890            113,734
Interest expense..............................................       89,161             24,716
                                                                ------------   ------------------
     Pro forma net income (loss)..............................  $(1,373,127 )     $    609,953
                                                                 ==========    ================
Weighted average common shares outstanding....................    3,517,605          3,532,345
Assumed Conversion of Class B and Class C Convertible
  Preferred Stock.............................................    2,151,550          2,171,080
Common stock and stock options issued after June 1, 1995,
  pursuant to the treasury stock method.......................      416,980            416,980
Common stock equivalents outstanding, pursuant to the treasury
  stock method................................................           --            424,849
Common shares assumed to be issued in proposed initial public offering in order to redeem Class A Redeemable Preferred
  Stock and outstanding debt..................................      436,687            436,687
                                                                ------------   ------------------
Pro forma weighted average number of common and common
  equivalent shares outstanding...............................    6,522,822          6,981,940
                                                                 ==========    ================
     Per share amount.........................................  $     (0.21 )     $       0.09
                                                                 ==========    ================
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